UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2022
PAYLOCITY HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 American Lane
Schaumburg, Illinois, 60173
(Address of principal executive offices, including zip code)
(847) 463-3200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCTY	The NASDAQ Global Select Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Co-Chief Executive Officer and Chief Financial Officer

On March 14, 2022, Paylocity Holding Corporation (the “Company”) announced that its Board of Directors (the “Board”) approved a Co-Chief Executive Officer (“Co-CEO”) leadership structure for the Company and that effective on March 11, 2022 (the “Effective Date”), the Board promoted Toby Williams, age 48, to serve as the Company’s Co-CEO and President, with Steven R. Beauchamp, the Company’s current Chief Executive Officer, continuing to serve as the Company’s Co-CEO. In addition, on the Effective Date, the Board increased the number of directors on the Board to ten and appointed Mr. Williams as a director of the Company to fill the resulting vacancy. Mr. Williams will serve on the Board for a term expiring at the annual meeting of stockholders for fiscal year 2023 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Information regarding the biographical and business experience of Mr. Williams is incorporated by reference to the definitive proxy statement for the Company’s annual meeting of stockholders for fiscal year 2022 as filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2021. Except for the amendment to his employment agreement described below, Mr. Williams is not a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which he is a party been modified as a result of Mr. Williams’ appointment described above. There is no arrangement or understanding between Mr. Williams and any other person pursuant to which he was selected as an officer and director of the Company and there are no family relationships between Mr. Williams and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Williams has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Also on the Effective Date, the Board appointed Ryan Glenn to serve as the Company’s Chief Financial Officer and Treasurer. Mr. Glenn, age 39, has served as Senior Vice President of Finance of the Company since August 2021. From June 2018 to August 2021, Mr. Glenn served as the Company’s Vice President, FP&A / Investor Relations and from October 2013 to June 2018, Mr. Glenn held various financial leadership roles in the Company’s FP&A / Investor Relations department. From 2010 to 2013, Mr. Glenn held various roles at PricewaterhouseCoopers LLP, a registered public accounting firm, last serving as a Manager in the Capital Markets & Accounting Advisory practice. Mr. Glenn earned his B.S. from the University at Buffalo and an M.B.A from The Johnson School at Cornell University. Except for the amended and restated employment agreement described below, Mr. Glenn is not a party to any material plan, contract or arrangement with the Company, nor has any other material plan, contract or arrangement to which he is a party been modified as a result of Mr. Glenn’s appointment described above. There is no arrangement or understanding between Mr. Glenn and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Glenn and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Glenn has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Amended Employment Agreements of Mr. Williams and Mr. Glenn

Mr. Williams and Mr. Glenn previously entered into those certain employment agreements, dated September 18, 2017 and August 16, 2021, respectively, with the Company (the “Original Agreements”). As of the Effective Date, the Board approved the amendment to employment agreement and amended and restated employment agreement for Mr. Williams and Mr. Glenn, respectively (collectively, the “Amended Employment Agreements”), to provide for the following terms:

•Mr. Williams will serve as the Co-CEO and President of the Company and report to the Board. Mr. Glenn will serve as the Chief Financial Officer and Treasurer of the Company and report to Mr. Williams.
•Mr. Williams will receive an annual base salary of $560,000 and Mr. Glenn will receive an annual base salary of $350,000, in each case, pro-rated for the remainder of the fiscal year beginning upon the date of his appointment.
•Each of Mr. Williams and Mr. Glenn will be eligible to receive an annual incentive bonus with a target value of 100% and 75% of his actual base salary, respectively, taking into account the pro-rated increase to base salary from and after the effective date of his appointment.
•Mr. Williams will receive a one-time equity grant of restricted stock units with a grant date value of $2,000,000, and Mr. Glenn will receive a one-time equity grant of restricted stock units with a grant date value of $1,000,000, in each case, subject to standard terms and conditions of the Company’s 2014 Equity Incentive Plan.

The foregoing description of the Amended Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

In accordance with the Company’s customary practice, the Company also entered into its standard form of indemnification agreement with Mr. Glenn, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as an executive officer. The description of Mr. Glenn’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Registration Statement on Form S-1 filed with the SEC on January 30, 2014 as Exhibit 10.2.

Resignation of Michael Haske

Also on the Effective Date, Michael Haske, the Company’s current President and Chief Operating Officer, announced his intent to resign from his position as President and Chief Operating Officer of the Company, to be effective September 1, 2022 (the “Separation Date”), with his resignation as President effective March 11, 2022. Mr. Haske’s decision to resign was not the result of any dispute or disagreement with the Company or any matter relating to the Company's operation, policies (including accounting or financial policies) or practices.

In connection with Mr. Haske’s resignation, the Board has approved a Transition and Separation Agreement and a Consulting Services Agreement with the Company, entered into on the Effective Date, which provides for the following terms:

•Mr. Haske’s employment and compensation terms, including his annual incentive bonus opportunity for fiscal year 2022, will remain unchanged during the period of his continued employment until the Separation Date, except as noted above.
•Effective on the Separation Date, Mr. Haske will begin a 12-month consulting arrangement with the Company. During the consulting term, Mr. Haske will be entitled to receive $20,000 in cash per month.
•During the consulting term and for a period of 24 months thereafter, Mr. Haske will be subject to certain restrictive covenants not to compete or interfere with the Company, solicit or hire the Company’s employees or solicit the Company’s clients.
•The Consulting Agreement also provides that Mr. Haske’s outstanding restricted stock units and market share units (collectively, “Stock Unit Awards”) will vest and settle as follows: (A) all units scheduled to vest in 2022 would vest and settle on their current schedule and terms, subject to his continued service through the applicable vesting dates; (B) all units scheduled to vest in 2023 would vest and settle on their current schedule, subject to (i) his continued service as a consultant through the applicable vesting dates and (ii) continued compliance with the restrictive covenants through the applicable vesting dates; and (C) all units scheduled to vest in 2024 would vest and settle on their current schedule, subject to (i) his continued service as a consultant through September 1, 2023 and (ii) continued compliance with the restrictive covenants through the applicable vesting dates. The payments and continued vesting of the Stock Unit Awards described above are contingent upon Mr. Haske entering into separation and release agreements following the end of his employment term and following the end of his consulting term.

The foregoing description of the Transition and Separation Agreement and the Consulting Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

On March 14, 2022, Paylocity Holding Corporation issued a press release announcing appointments of Mr. Williams and Mr. Glenn and the resignation of Mr. Haske. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Toby Williams.
10.2	Amended and Restated Executive Employment Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Ryan Glenn.
10.3	Transition and Separation Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Michael Haske.
10.4	Consulting Services Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Michael Haske.
99.1	Press Release issued by Paylocity Holding Corporation on March 14, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Toby Williams.
10.2	Amended and Restated Executive Employment Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Ryan Glenn.
10.3	Transition and Separation Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Michael Haske.
10.4	Consulting Services Agreement dated as of March 11, 2022 by and between Paylocity Corporation and Michael Haske.
99.1	Press Release issued by Paylocity Holding Corporation on March 14, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: March 14, 2022	By:	/s/ Steven R. Beauchamp
Steven R. Beauchamp
Co-Chief Executive Officer